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                                                                    Exhibit 10.9

                                SECOND AMENDMENT
                                       TO
                   HAYDEN FERRY LAKESIDE PHASE I OFFICE LEASE

     THIS SECOND AMENDMENT ("Second Amendment") is made and entered into as of the 20th day of April, 2004, by and between HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company ("Lessor"), and MEDAIRE, INCORPORATED, an Arizona corporation ("Lessee").

                                    RECITALS

     A. Lessor and Lessee entered into that Office Lease dated March 7, 2002, as supplemented and modified by the First Amendment dated March 11, 2003 (collectively, the "Lease"), with respect to certain office space containing 14,407 square feet of usable area and 16,424 square feet of rentable area ("Premises").

     B. Lessee desires to provide its own janitorial service for the Premises at its expense and Lessor is willing to allow Lessee to do, so, subject to the terms and conditions hereafter set forth.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, Lessor and Lessee hereby agree as follows:

     1. Defined Terms. Unless otherwise expressly defined in this Second Amendment, all capitalized terms used herein shall have the meanings assigned to such terms as set forth in the Lease.

     2. Lessee's Right to Provide Own Janitorial Service. Lessor and Lessee hereby agree that, notwithstanding any provisions to the contrary in Articles 4 and 8 in the Lease, commencing April 1, 2004, Lessor shall discontinue janitorial service for the interior of the Premises, and Lessee shall provide its own janitorial services within the Premises (but not outside the Premises), so long as Lessee complies with the following requirements (referred to herein as the "Performance Standards"):

          2.1 the level of janitorial service provided by Lessee shall be appropriate for a class A office development such as Hayden Ferry Lakeside and shall in any event equal or exceed the level of janitorial service provided by Lessor to other premises within the Building; and

          2.2 the company engaged by Lessee to provide janitorial service shall be reputable with significant experience in cleaning premises within class A office developments, and shall constitute Lessee's contractor; the indemnity provision set forth in Article 13 of the Lease shall apply with respect to all activity, work, and other acts or omissions of such janitorial company, its agents, employees or contractors; and

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          2.3 before Lessee allows any janitorial company to enter upon the
Premises, Lessee shall cause said company to comply with Lessor's requirements for independent contractors, including the insurance requirements set forth on
Schedule 1 attached to this Second Amendment; and

          2.4 in no event shall Lessee, nor any janitorial company engaged by Lessee, be entitled to use any facilities within the Building outside of the Premises to provide such janitorial service, including, without limitation, any janitor closets, utility rooms, or restrooms outside of the Premises; and

          2.5 Lessee shall advise its janitorial company that Lessee's situation with respect to the cleaning of its Premises is unique within the Building, and shall cause its janitorial company not to solicit other tenants within the Building, either directly or indirectly; and

          2.6 Lessee's janitorial company shall perform its services during non-business hours designated by Lessor from time to time to avoid disturbing other tenants and to preserve the professional image of the Project.

     3. Modification of Base Rent and Expense Stop. Commencing April 1, 2004, until the date on which Lessee no longer provides its own janitorial service in compliance with the Performance Standards, the following shall apply:

          3.1 commencing May 1, 2004, Lessee shall receive a credit, in arrears, against monthly installments of Base Rent otherwise due under the Lease in an amount equal to $672.33 per month (14,407 usable square feet times $.56 per square foot divided by 12) if the Performance Standards were met during the previous month; and

          3.2 the "Expense Stop" set forth in the Basic Lease Information in the Lease shall be reduced from $6.00 to $5.44 (i.e., a reduction of $.56).

     4. Inspection of Premises. Lessor shall have the right to inspect the Premises from time to time to ensure that the Performance Standards are being met.

     5. Lease Otherwise Unchanged. Except as otherwise set forth in this Amendment, the Lease shall remain unchanged and in full force and effect.

     6. Binding Amendment. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of Lessee and Lessor.

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     IN WITNESS WHEREOF, Lessor and Lessee have executed the foregoing Second
Amendment effective as of the date set forth above.

                                        LESSOR:

                                        HAYDEN FERRY LAKESIDE, LLC, AN ARIZONA
                                        LIMITED LIABILITY COMPANY

                                        BY: SUNCOR DEVELOPMENT COMPANY, AN
                                            ARIZONA CORPORATION, AUTHORIZED
                                            MEMBER


                                        BY: /s/ Margaret Kirch
                                            ------------------------------------
                                        TITLE: Vice-President
                                               ---------------------------------


                                        LESSEE:

                                        MEDAIRE, INCORPORATED, an Arizona
                                        corporation


                                        By: /s/ Kjell Andreassen
                                            ------------------------------------
                                        Title: Vice-President
                                               ---------------------------------

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                                    SCHEDULE1

                     [Lessor's Requirements to be attached]